Exhibit 10.3

Old Gettysburg Associates II
4720 Old Gettysburg Road
Mechanicsburg, PA 17055

Second Addendum to Lease Agreement

THIS SECOND AMENDMENT (this “Second Amendment”) is made as of the 26th day of February 2002, by and between OLD GETTYSBURG ASSOCIATES II, a Pennsylvania limited partnership (“Landlord”) and SELECT MEDICAL CORPORATION, a Delaware corporation (“Tenant”).

BACKGROUND:

A.	Landlord and Tenant are parties to certain Office Lease Agreement dated May 15, 2001 (the “Lease”), as amended February 2002, pursuant to which Landlord originally leased to Tenant, and Tenant leased from Landlord, approximately 7,214 Rentable square feet of space, and then was reduce to 2,631 RSF, in the building located at 4720 Old Gettysburg Road, Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.	Tenant now desire to lease additional space.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

Effective on April 1, 2002, the following terms contained in the Basic Lease Information shall be amended as follows:

1.	Tenant agrees to lease an additional 3,206 RSF on the fourth floor.

2.	Total area of the premises will be amended to 5,837 RSF.

3.	Tenant’s Proportionate Share will be 14%.

4.	The current monthly rental rate will be $4,862.43 for the additional space or $18.20/RSF.

5.	Total monthly rental rate for the total 5,837 RSF will be $8,852.78 or a total Initial Annual Base Rental of $106,233.40

6.	Tenant shall take the space AS-IS.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be duly executed as of February 26, 2002.

Landlord: Old Gettysburg Associates II A Pennsylvania limited partnership

Witness:	/s/ Laura J. Martin	By:	/s/ Michael E. Salerno	Date: 3/5/02

Michael E. Salerno Agent for Owner

Tenant: Select Medical Corporation A Delaware Corporation

Attest:	/s/ Michael E. Tarvin	By:	/s/ Scott A. Romberger	Date: 2/26/02

	Michael E. Tarvin Secretary		Scott A. Romberger Vice President

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